Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY STAFFING RECEIVES JOINT COMMISSION

HEALTH CARE STAFFING SERVICES CERTIFICATION

– Largest National Travel Staffing Company And First Public

Company To Receive JCAHO Certification –

BOCA RATON, Fla. – January 26, 2005 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) announced today that its Cross Country Staffing travel staffing business has received certification by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) under its Health Care Staffing Services Certification Program.

Cross Country Staffing is the Company’s core business unit that markets its staffing services to hospitals and healthcare facilities as well as operates differentiated recruiting brands to recruit registered nurses and allied healthcare professionals on a domestic and international basis.

“Cross County Staffing has always been focused on quality and raising the bar in our industry. We believe the Gold Seal of Distinction this certification represents will validate to our customers that our staffing services meet a national set of standards measured by an external organization – the same organization that has been rigorously measuring the hospital industry since 1956,” said Vickie L. Anenberg, President of Cross County Staffing. “We expect the JCAHO certification program to result in differentiation among healthcare staffing providers and that hospitals will look for the Gold Seal when selecting a nurse staffing company to meet their temporary staffing needs,” Ms. Anenberg added.

“We are the largest national travel staffing company and the first public company to gain JCAHO certification,” said Frank Shaffer, Sr. Vice President and Chief Nursing Officer of Cross Country Staffing. “This certification program is the single largest quality initiative in the history of our industry and one that we believe addresses any quality concerns held by hospitals about healthcare staffing agencies. Our current and prospective hospital customers can now be assured that Cross Country Staffing’s processes and healthcare professionals comply with JCAHO standards,” stated Dr. Shaffer, Ed.D, RN, FAAN.

The Joint Commission certification program offers an independent, comprehensive evaluation of a staffing agency’s abilities to provide quality staffing services. According to Michele Sacco, MS, the Executive Director of Business Development for the Joint Commission on Accreditation of Healthcare Organizations, “The Health Care Staffing Services Certification provides a comprehensive evaluation of key functional areas such as processes for verifying the credentials and competence of health care staff. Standards also address topics such as leadership, managing human resources, performance measurement and improvement, and information management. These critical issues are important to both staffing firms and the health care organizations that rely upon those firms. Now, health care organizations have a third-party source of information to assist them in making choices among staffing firms and supports efforts to improve the quality of care delivered to their patients.”

(more)

Cross Country Healthcare, Inc. is a leading provider of healthcare staffing services in the United States. The Company has a client base of approximately 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states. Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com. Shareholders and prospective investors can also register at the corporate Web site to automatically receive the Company’s press releases by e-mail.

The Company’s presentation contains forward-looking statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include our ability to attract and retain qualified nurses and other healthcare personnel, costs and availability of short-term leases for our travel nurses, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, future JCAHO certification, and other factors set forth under the caption “Risk Factors” in the Company’s Registration Statement on Form S-3 dated November 3, 2004, or any amendments thereof.

# # #

For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com